Exhibit 16


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

                  We have read the statements made by Fortune Credit & Insurance Services Inc. (the "Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A amendment no. 2 report dated March 7, 2002. We agree with the statements concerning our Firm in such Form 8-K/A amendment no. 2.

                                Very truly yours,

                                  By: /s/ Feldman Sherb & Co., P.C.

                                  Feldman Sherb & Co., P.C.




New York, New York
March 7, 2002